SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 8, 2005

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of	(IRS Employer Identification Number)
Incorporation or organization)

346 North Mayo Trail
Pikeville, Kentucky	41501
(Address of principal executive offices)	(Zip code)

(606) 432-1414
(Registrant's telephone number, including area code)

Item 5.02. -- Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 8, 2005, the registrant issued a press release (attached to this report as Exhibit 1 and incorporated by reference to this report) announcing the election of James E. McGhee, II as an "independent" director of its Board of Directors on March 4, 2005. There was no arrangement or understanding between Mr. McGhee and any other person pursuant to which he was selected as a director. Mr. McGhee has been named to serve on the Audit and Asset Quality Committee of the Board of Directors.

See Exhibit 1.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	March 8, 2005	/s/ Jean R. Hale
Jean R. Hale
Chairman, President and Chief Executive Officer